As filed with the Securities and Exchange Commission on July 9, 2014.

Registration No. 333-192989

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 6 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDICAL TRANSCRIPTION BILLING, CORP.

(Exact name of registrant as specified in its charter)

Delaware	7389	22-3832302
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7 Clyde Road
Somerset, New Jersey 08873
(732) 873-5133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mahmud Haq
Chief Executive Officer
7 Clyde Road
Somerset, New Jersey 08873
(732) 873-5133

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Alison Newman, Esq. Zev M. Bomrind, Esq. Fox Rothschild LLP 100 Park Avenue New York, New York 10017 (212) 878-7900	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Jr., Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-192989) is being filed solely to file a revised Exhibit 5.1 and to reflect such filing in the Exhibit Index.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedule

(a) The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Somerset, State of New Jersey on July 9, 2014.

Medical Transcription Billing, Corp.

By:	/s/ Mahmud Haq Mahmud Haq Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mahmud Haq, Bill Korn and Stephen A. Snyder, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Mahmud Haq Mahmud Haq	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 9, 2014
* Bill Korn	Chief Financial Officer (principal financial and accounting officer)	July 9, 2014
* Stephen A. Snyder	President and Director	July 9, 2014
* Howard L. Clark, Jr.	Director	July 9, 2014
* Cameron Munter	Director	July 9, 2014
* John N. Daly	Director	July 9, 2014
* By: /s/Mahmud Haq Mahmud Haq Attorney-in-Fact

EXHIBIT INDEX

1.1*****	Form of Underwriting Agreement.
2.1**	Asset Purchase Agreement, dated as of August 23, 2013, by and among Tekhealth Services, Inc., Professional Accounts Management, Inc. and Practice Development Strategies, Inc., CastleRock Solutions, Inc., Rob Ramoji, and Medical Transcription Billing, Corp.
2.2**	Asset Purchase Agreement, dated as of August 23, 2013, by and among Ultimate Medical Management, Inc., Practicare Medical Management, Inc., James Antonacci and Medical Transcription Billing, Corp.
2.3****	Amended and Restated Asset Purchase Agreement, dated as of May 7, 2014, by and among Laboratory Billing Services Providers, LLC, Medical Data Resources Providers, LLC, Medical Billing Resources Providers, LLC, Primary Billing Service Providers, Inc. Omni Medical Billing Services, LLC, Marc Haberman, Z Capital, LLC, Medsoft Systems, LLC and Medical Transcription Billing, Corp.
2.4**	Asset Purchase Agreement, dated as of June 27, 2013, by and among Metro Medical Management Services, Inc. and Medical Transcription Billing, Corp.
2.5***	Addendum to Asset Purchase Agreement dated as of March 5, 2014, by and among Tekhealth Services, Inc., Professional Accounts Management, Inc. and Practice Development Strategies, Inc., CastleRock Solutions, Inc., Rob Ramoji, and Medical Transcription Billing, Corp.
2.6***	Addendum to Asset Purchase Agreement dated as of March 21, 2014 by and among Ultimate Medical Management, Inc., Practicare Medical Management, Inc., James Antonacci and Medical Transcription Billing, Corp.
2.7†	Addendum to Asset Purchase Agreement dated as of June 10, 2014, by and among Laboratory Billing Services Providers, LLC, Medical Data Resources Providers, LLC, Medical Billing Resources Providers, LLC, Primary Billing Service Providers, Inc. Omni Medical Billing Services, LLC, Marc Haberman, Z Capital, LLC, Medsoft Systems, LLC and Medical Transcription Billing, Corp.
2.8†	Addendum to Asset Purchase Agreement dated as of June 10, 2014, by and among Tekhealth Services, Inc., Professional Accounts Management, Inc. and Practice Development Strategies, Inc., CastleRock Solutions, Inc., Rob Ramoji, and Medical Transcription Billing, Corp.
2.9†	Addendum to Asset Purchase Agreement dated as of June 13, 2014 by and among Ultimate Medical Management, Inc., Practicare Medical Management, Inc., James Antonacci and Medical Transcription Billing, Corp.
2.10#	Addendum to Asset Purchase Agreement dated as of July 3, 2014 by and among Ultimate Medical Management, Inc., Practicare Medical Management, Inc., James Antonacci and Medical Transcription Billing, Corp.
3.1†	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect and as corrected.
3.2***	By-laws of the Registrant, as currently in effect.
4.1****	Form of common stock certificate of the Registrant.
5.1	Opinion of Fox Rothschild LLP.
10.1****	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.2+***	2014 Equity Incentive Plan.
10.3+***	Form of Restricted Stock Unit Agreement under 2014 Equity Incentive Plan.
10.4**	Lease between Registrant and Mahmud Haq with respect to offices located at 7 Clyde Road, Somerset, NJ 08873.
10.5**	Promissory Note in the principal amount of $1,000,000 made by the Registrant in favor of Mahmud Haq, dated as of July 5, 2013.
10.6+***	Employment Agreement between Registrant and Mahmud Haq dated as of April 4, 2014
10.7+***	Employment Agreement between Registrant and Stephen Snyder dated as of April 4, 2014
10.8+***	Employment Agreement between Registrant and Bill Korn dated as of April 4, 2014
10.9****	Support letter from AAMD, LLC dated as of March 24, 2014
10.10*****	Support letter from Mahmud Haq dated as of April 4, 2014
10.11****	Promissory Note in the principal amount of $1,225,000 made by the Registrant in favor of Metro Medical Management Services, Inc., dated as of July 1, 2013
10.12****	Convertible Promissory Note in the principal amount of $500,000 made by Registrant in favor of AAMD, LLC, dated September 23, 2013

21.1**	List of subsidiaries.
23.1#	Consent of Deloitte & Touche LLP.
23.2#	Consent of Deloitte & Touche LLP.
23.3#	Consent of Rosenberg Rich Baker Berman and Company.
23.6	Consent of Fox Rothschild LLP (included as part of Exhibit 5.1).
23.7*****	Consent to be named (Anne Busquet)
23.8*****	Consent to be named (Alexander Tabibi, M.D.)
24.1	Power of Attorney (attached to the signature page to this Registration Statement on Form S-1).

*	To be filed by amendment.
**	Previously filed as an exhibit to the Registration Statement on Form S-1 dated December 20, 2013
***	Previously filed as an exhibit to the Amendment No. 1 of the Registration Statement on Form S-1 dated April 7, 2014
****	Previously filed as an exhibit to Amendment No. 2 of the Registration Statement on Form S-1 dated May 7, 2014
*****	Previously filed as an exhibit to Amendment No. 3 of the Registration Statement on Form S-1 dated May 30, 2014
†	Previously filed as an exhibit to Amendment No. 4 of the Registration Statement on Form S-1 dated June 13, 2014
#	Previously filed as an exhibit to Amendment No. 5 of the Registration Statement on Form S-1 dated July 8, 2014
+	Indicates management contract or compensation